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                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE:                                                     NEWS
----------------------
January 31, 2001                                                     NASDAQ-CMED

                        COLORADO MEDTECH, INC. ANNOUNCES
                              RECEIPT OF FDA LETTER

BOULDER, Colorado -- Colorado MEDtech, Inc. (NASDAQ -- CMED), a Boulder, Colorado-based medical products and outsourcing services company, today announced that it has received a warning letter from the United States Food and Drug Administration (FDA). The FDA's letter states that there are certain areas in which the company's Longmont, Colorado contract medical device manufacturing facility is not in compliance with the FDA's Quality System Regulation (QSR).

The company has been working aggressively to improve its QSR compliance and is working with the FDA to address and resolve all issues that have been raised. The company has already taken several significant steps to improve its quality system. In particular, the company

o presented to the FDA a comprehensive corrective action plan and a detailed response,

o retained highly-respected industry consultants to ensure that its quality system meets or exceeds all requirements,

o   has begun to implement new procedures and training, and

o is working with its vendors to ensure that their components meet the company's elevated quality system.

"Our new management team recognized that actions were needed prior to this letter and had already begun to strengthen our quality systems," said Stephen K. Onody, President and Chief Executive Officer of the company. "We pledged to the FDA that we would be proactive in doing independent external audits, and the first independent external audit is complete. Its results indicate that we are on track with the plan we presented to the FDA to resolve the deficiencies. By this spring we expect to have addressed all of the deficiencies and to have made improvements to our entire quality system to meet customer and business needs for the future."

Colorado MEDtech, Inc., through its wholly-owned subsidiaries and operating divisions, is a leading full-service provider of advanced medical products, critical components, and comprehensive outsourcing services.

FORWARD-LOOKING STATEMENTS

The statements in this news release and in the conference call that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as "believes," "intends," "may," "will," "should," "anticipated," "expected" or comparable terminology or by discussions of strategy. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot assure that these expectations will prove to be correct. Such statements involve risks and uncertainties including, but not limited to, the risk that the Company's existing level of orders may not be indicative of the level or trend of future orders, the risk that the

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Company may not successfully complete the work encompassed by current or future orders, the risk that unforeseen technical or production difficulties may adversely impact project timing and financial performance, the risk that the management changes will not produce the desired results, the risk of potential litigation, the risks associated with regulation by the Federal Food and Drug Administration including compliance with the Quality System Regulation, the risk that acquired companies cannot be successfully integrated with the Company's existing operations and the risk that a downturn in general economic conditions or customer budgets may adversely affect research and development and capital expenditure budgets of potential customers upon which the Company is dependent. Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. These factors are more fully described in the Company's documents filed from time to time with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update publicly or revise such statements whether as a result of new information, future events or otherwise.

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                                    CONTACTS:

Colorado MEDtech, Inc.
Stephen K. Onody, President and CEO             Telephone:      303.530.2660
Gregory A. Gould, CFO                           Fax:            303.581.1010
Email: cmedinfo@cmed.com                        Website:        www.cmed.com